Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2022 relating to the consolidated financial statements of Stabilis Solutions, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
April 20, 2022